UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2022

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 13, 2022, The Honest Company, Inc. (the “Company”) announced the appointment of Carla Vernón as the Company’s Chief Executive Officer, effective January 9, 2023 (the “Effective Date”), which was approved by the Company’s board of directors (the “Board”) on December 10, 2022.

Ms. Vernón, 52, most recently served as the Vice President of Consumables Categories at Amazon.com, Inc. beginning in January 2021. Prior to joining Amazon, Ms. Vernón spent more than two decades in various P&L leadership roles at General Mills, Inc., most recently serving as the Operating Unit President of Natural & Organic Division from July 2017 to April 2020.

Pursuant to the terms of Ms. Vernón’s employment agreement (the “Vernón Employment Agreement”) effective as of the Effective Date, Ms. Vernón’s employment may be terminated at-will by either party, with or without notice. Ms. Vernón will receive a base salary of $725,000 per year and be eligible for an annual discretionary bonus with a target amount of 100% of her base salary based on the achievement of certain corporate and/or individual objectives and milestones that are determined by the Board. She will be eligible to participate in the benefit and perquisite programs available to Company executives, will be entitled to a lump sum payment of $225,000 (less any applicable withholdings) for purposes of relocating to California within 18 months following the Effective Date, and will be eligible for reimbursement of certain expenses during the relocation period. Ms. Vernón will be granted restricted stock units (“RSUs”) with a value of $5,166,667 (“Initial Grant”), 25% of which will vest on the Company’s first quarterly vesting date following the first anniversary of the grant date and in equal 6.25% quarterly installments thereafter, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan. The number of RSUs subject to the Initial Grant is calculated by dividing the value of the Initial Grant by the 30-day trailing average of the closing price of a share of the Company’s common stock on the grant date. She will receive a one-time signing bonus of $833,333 to be paid within 60 days of the Effective Date and a portion of the Initial Grant representing RSUs with a value of $1,666,667 will be deemed to represent a sign-on grant (the “Sign On Grant”). The Initial Grant and sign-on cash bonus will be subject to any recoupment policy adopted by the Company or as required by law.

Ms. Vernón will be entitled to receive severance benefits in the event her employment is terminated by the Company without cause or she resigns for good reason, provided she remains in compliance with the terms of the Vernón Employment Agreement. In the event of such termination or resignation, Ms. Vernón will receive (i) severance in a lump sum equal to 12 months of her then-current base salary, (ii) her target annual bonus for the year in which such termination or resignation occurs, (iii) up to 12 months of COBRA group health insurance continuation, and (iv) accelerated vesting of the Initial Grant and any time-based equity awards granted at least 12 months prior to the termination date as to the portion that would have vested during the 12-month period following the termination or resignation. The Sign On Grant shall become immediately vested upon such termination or resignation. The severance benefits are conditioned upon Ms. Vernón signing and not revoking a separation agreement and release of claims by no later than the 60th day after the employment termination and resigning from all positions and terminating any relationships as an employee, advisor, officer or director with the Company and its affiliates as of the date of termination.

The Company expects that Ms. Vernón will enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-255150), filed with the Securities and Exchange Commission on April 20, 2021.

The selection of Ms. Vernón to serve as the Company’s Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Vernón and any director or executive officer of the Company. Ms. Vernón has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Departure of Chief Executive Officer

On December 13, 2022, the Company announced that Nick Vlahos will leave his current role as Chief Executive Officer of the Company on the Effective Date. Mr. Vlahos will continue to serve as a member of the Board after the Effective Date. Following the Effective Date and to ensure an orderly transition, Mr. Vlahos has agreed to consult with the Company through May 31, 2023, which may be further extended with the mutual agreement of Mr. Vlahos and the Company (the “Consulting Period”).

During the period ending on the Effective Date, Mr. Vlahos shall continue to be employed as the Chief Executive Officer of the Company and will continue to receive his current base salary and other benefits currently provided to him, including his bonus for 2022 as determined by the Board based on the achievement of applicable performance goals (the “2022 Bonus”). Mr. Vlahos will be entitled to receive the 2022 Bonus, if any, even though such amounts will be paid following the Effective Date.

The Compensation Committee of the Board approved Mr. Vlahos' termination without cause and the principal terms of his separation and consulting arrangement on December 9, 2022. The Company anticipates that it will enter into a separation agreement (the “Separation Agreement”) with Mr. Vlahos, which, together with his Employment Agreement dated as of April 24, 2021, (the “Vlahos Employment Agreement”) will govern the terms of his separation from the Company. Mr. Vlahos’ separation will be treated as a termination of Mr. Vlahos’ employment without cause pursuant to the Vlahos Employment Agreement for all purposes. In addition, the Company anticipates that it will enter into a consulting agreement (the “Consulting Agreement”) with Mr. Vlahos which will govern the terms of his consulting arrangement with the Company for the Consulting Period. The principal terms of Mr. Vlahos separation and consulting arrangement are summarized below.

Under the Separation Agreement, Mr. Vlahos will receive the payments described under the Vlahos Employment Agreement in the event he is terminated without cause, as follows: (i) 24 months of his current annual base salary; (ii) a pro-rated bonus for 2023; and (iii) up to 24 months of COBRA group health insurance continuation. His equity awards will continue to vest per their terms as long as he remains on the Board. The Separation Agreement will contain a general release and waiver of claims pursuant to which Mr. Vlahos agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement. Under the Consulting Agreement, Mr. Vlahos will receive a cash fee of $1,900,000 reduced by a dollar amount to be calculated by multiplying the 30-day volume-weighted average price of the Company’s common stock on the Nasdaq Stock Market LLC as of the Effective Date by 88,278, which is the number of shares of common stock held on such date by the Nikolaos and Angela Vlahos 2006 Trust, over which Mr. Vlahos and his wife serve as trustees (such amount after the reduction referred to as the “Consulting Payment”), with the Consulting Payment to be grossed up for tax withholdings.

Item 7.01 Regulation FD Disclosure.

On December 13, 2022, the Company issued a press release announcing Ms. Vernón’s appointment and Mr. Vlahos’ departure. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	December 13, 2022	By:	/s/ Kelly J. Kennedy
Name: Kelly J. Kennedy
Title: Executive Vice President, Chief Financial Officer